Exhibit 99.2

USI, Inc., and Subsidiaries

Consolidated Financial Statements

For the Six Months Ended June 30, 2026

Page
Contents	No.
Consolidated Financial Statements (Unaudited):
Consolidated Balance Sheet	3
Consolidated Statement of Operations	4
Consolidated Statement of Stockholder’s Equity	5
Consolidated Statement of Cash Flows	6
Notes to Consolidated Financial Statements	7

USI, INC., AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET

(Amounts in thousands, except share and per share data)

(Unaudited)

June 30, 2026
Current assets:
Cash and cash equivalents	$220,474
Fiduciary assets	319,118
Accounts receivable, net of allowance for bad debt of $2,971	1,209,387
Other current assets	192,689

Total current assets	1,941,668
Goodwill	3,755,246
Identifiable intangible assets, net	962,132
Property and equipment, net	64,648
Operating lease right-of-use assets	115,391
Other assets	417,163

Total assets	$7,256,248

Liabilities and stockholder’s equity
Current liabilities:
Premiums payable	$1,125,381
Accrued expenses	366,272
Current portion of long-term debt, net of discounts of $7,804	30,757
Current acquisition earnout obligations	7,260
Current acquisition-related retention obligations	3,909
Other current liabilities	127,059

Total current liabilities	1,660,638
Long-term debt, net of deferred financing costs and discounts of $59,550	4,310,553
Long-term acquisition earnout obligations	4,633
Long-term acquisition-related retention obligations	9,256
Deferred tax liabilities, net	233
Long-term operating lease liabilities	98,482
Other liabilities	340,687

Total liabilities	6,424,482
Commitments and contingencies (see Note 13)
Stockholder’s equity
Common stock, par $0.01, 1,000 shares authorized, 100 shares issued and	—
Additional paid-in capital	1,351,033
Accumulated deficit	(519,267)

Total stockholder’s equity	831,766

Total liabilities and stockholder’s equity	$7,256,248

See accompanying Notes to Consolidated Financial Statements

USI, INC., AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF OPERATIONS

(Amounts in thousands)

(Unaudited)

Six Months Ended
June 30, 2026
Revenues:
Net commissions and fees	$1,337,426
Contingents and supplementals	150,406
Other income	41,102

Total revenues	1,528,934
Operating expenses:
Compensation and employee benefits	1,001,537
Acquisition-related retention and buydown bonuses	3,136
Stock-based compensation	12,131
Other operating expenses	150,272
Amortization of intangible assets	185,777
Depreciation	16,147
Earnout adjustments and accretion of discount	1,188

Total operating expenses	1,370,188

Operating income	158,746
Interest expense	(142,751)
Other non-operating income	381

Income before income taxes	16,376
Income tax expense	32,340

Net loss	$(15,964)

See accompanying Notes to Consolidated Financial Statements

USI, INC., AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF STOCKHOLDER’S EQUITY

(Amounts in thousands)

(Unaudited)

					Total
			Additional	Accumulated	Stockholder’s
	Shares	Dollars	Paid-in Capital	Deficit	Equity
Balance, December 31, 2025	—	$—	$1,626,049	$(503,303)	$1,122,746
Issuance of Parent equity	—	—	22,110	—	22,110
Repurchase/cancellation of Parent equity	—	—	(78,897)	—	(78,897)
Dividends and dividend equivalents of Parent equity	—	—	(230,360)	—	(230,360)
Stock-based compensation	—	—	12,131	—	12,131
Net loss	—	—	—	(15,964)	(15,964)

Balance, June 30, 2026	—	$—	$1,351,033	$(519,267)	$831,766

See accompanying Notes to Consolidated Financial Statements

USI, INC., AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS

(Amounts in thousands)

(Unaudited)

Six Months Ended
June 30, 2026
Operating Activities
Net loss	$(15,964)
Adjustments to reconcile net loss to net cash provided by operating activities:
Amortization of intangible assets	185,777
Depreciation	16,147
Stock-based compensation	12,131
Amortization of debt issuance costs and accretion of discount	8,395
Amortization of cost to obtain	18,864
Earnout adjustments and accretion of discount	1,188
Payments on acquisition earnout obligations in excess of original estimates	(1,221)
Unrealized gain on derivatives	(3,088)
Impairment of operating lease right-of-use assets	700
Deferred income tax benefit	(931)
Gain on business divestiture	(948)
Changes in operating assets and liabilities (net of acquisitions):
Short-term investments in fiduciary assets	182
Accounts receivable, net	(83,420)
Other assets	53,263
Premiums payable	62,886
Accrued expenses and other liabilities	(13,299)
Acquisition-related retention obligations	(5,646)
Tax benefit from Parent equity	(14,231)

Net cash provided by operating activities	220,785
Investing Activities
Cash paid for acquisitions	(926)
Purchase of property and equipment, net	(15,930)
Employee loans, net of repayments	3,742

Net cash used in investing activities	(13,114)
Financing Activities
Payments on long-term debt	(19,281)
Proceeds from issuance of Parent equity	12,528
Repurchase/cancellation of Parent equity	(75,515)
Dividend and dividend equivalent payments on Parent equity	(211,466)
Payments of acquisition earnout obligations	(3,678)
Payments of deferred acquisition consideration	(4,457)
Receipt of contingent consideration on business divestiture	474

Net cash used in financing activities	(301,395)
Decrease in restricted cash	(5,103)
Decrease in cash and cash equivalents	(88,621)

Cash, cash equivalents, and restricted cash at beginning of period	515,071

Cash, cash equivalents, and restricted cash at end of period	$421,347

See accompanying Notes to Consolidated Financial Statements

USI, INC., AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands, except share and per share data)

(Unaudited)

1.	The Company and Nature of Operations

USI, Inc., a Delaware corporation, and its wholly-owned subsidiaries (collectively, “USI” or the “Company”) are owned by USI Advantage Corp. (the “Parent”). The Parent is a Delaware corporation, controlled by entities affiliated with Kohlberg Kravis Roberts & Co. L.P. (“KKR”), Integrum Holdings L.P. and Caisse de dépôt et placement du Québec (“La Caisse”), (collectively the “Sponsors”). The Parent does not have material assets, other than the stock of its subsidiaries, and it conducts all its operations directly or indirectly through the Company and its subsidiaries.

As of June 30, 2026, 80.8% of the issued shares of common stock of the Parent, with a par value of $0.01 per share, were held by the Sponsors and certain co-investors, respectively.

2.	Basis of Presentation and Summary of Significant Accounting Policies

Basis of Presentation

The accompanying Consolidated Financial Statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The Consolidated Financial Statements include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany transactions and balances have been eliminated in consolidation. For a description of all of the Company’s material accounting policies, see Note 2, “Basis of Presentation and Summary of Significant Accounting Policies,” to the Company’s Consolidated Financial Statements as of and for the year ended December 31, 2025 included in the Company’s Annual Report.

Use of Estimates

The preparation of the Consolidated Financial Statements is in conformity with GAAP which requires management to make estimates and assumptions that affect the reported amounts and disclosure of assets and liabilities at the date of the Consolidated Financial Statements and the reported amounts of revenues and expenses during the reporting period, as well as disclosure of contingent assets and liabilities. Estimates are used in determining such amounts as allowances for bad debts and other reserves, earnouts, direct bill lag accruals, revenue recognition, right-of-use assets, stock compensation, goodwill, intangible assets and impairments, income taxes, legal, other loss contingencies, and accruals of certain liabilities. Actual results could differ materially from those estimates.

Recent Accounting Pronouncements

The Financial Accounting Standards Board has issued certain accounting updates, which we have either determined to be not applicable or not expected to have a material impact on the Company’s Consolidated Financial Statements

3.	Revenues from Contract with Customers

The following table presents the revenues disaggregated by revenue source:

	Six Months Ended June 30, 2026
Revenues:	Retail	Specialty	Other	Total
Net commissions and fees — Property & Casualty (1)	$662,283	$66,760	$—	$729,043
Net commissions and fees — Employee Benefits (1)	411,485	196,898	—	608,383
Contingents and supplementals (2)	141,091	9,315	—	150,406
Other income (3)	19,127	1,821	20,154	41,102

Total revenues	$1,233,986	$274,794	$20,154	$1,528,934

(1)	Net commissions and fees are revenues received by the Company that represent a percentage of the premium paid by the insured, fees for services and fees negotiated in lieu of commissions.
(2)

Contingents are based primarily on underwriting results, but may also reflect consideration for volume, growth and/or retention. Supplementals include additional commissions over base commissions received from insurance carriers when certain predetermined production levels are exceeded.

(3)	Other income consists primarily of interest on cash and investments, gains from the Company’s deferred compensation plan and premium financing income, among other items.

USI, INC., AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands, except share and per share data)

(Unaudited)

Contract Assets and Deferred Costs

The estimated receivables for contingents are recorded as contract assets which are included in Other current assets on the Company’s Consolidated Balance Sheet. During each reporting period, the Company estimates the amounts earned using historical averages and other factors to project such revenues. Due to the variability of the revenues earned period to period, especially in contracts sensitive to loss ratios, the estimates might change significantly from quarter to quarter. The change in contract assets is due primarily to cash receipts for settlement of prior period profit-sharing agreements and accruals for estimated contingent revenue related to current year policy placements.

Costs to obtain – The Company defers certain costs to obtain customer contracts, which represent incremental compensation that is discreetly identified as related to the acquisition of new business. These deferred costs are included in Other current assets and Other assets on the Company’s Consolidated Balance Sheet. Costs to obtain are largely compensation-related and are deferred and amortized over the estimated life of the customer contracts to which the costs relate and are included in Compensation and employee benefits in the Consolidated Statement of Operations.

Costs to fulfill - The Company defers certain costs to fulfill contracts as an asset and expenses these costs as the associated revenue is recorded. These deferred costs are included in Other current assets on the Company’s Consolidated Balance Sheet. The Company recognizes an asset for costs incurred to fulfill a contract if the following criteria are met: (1) costs are specifically identified and relate to a contract or anticipated contract, (2) costs generate or enhance resources used in satisfying the Company’s performance obligations, and (3) costs are expected to be recovered.

Assets recognized as costs to fulfill include internal costs related to pre-placement brokerage activities and are comprised of compensation expense. These costs are amortized as the related revenue is recognized. The amortization is included in Compensation and employee benefits on the Consolidated Statement of Operations.

The balances of the Company’s contract assets, costs to obtain and costs to fulfill on the Consolidated Balance Sheet are as follows:

June 30, 2026
Contract assets	$55,179
Costs to obtain	162,433
Costs to fulfill	24,022

The amounts of the Company’s costs to obtain and costs to fulfill activity on the Consolidated Statement of Operations are as follows:

Six Months Ended
June 30, 2026
Costs to obtain deferral	$27,609
Costs to obtain amortization	(18,864)
Costs to fulfill deferral	$64,323
Costs to fulfill amortization	(61,803)

4.	Business Combinations

For the six months ended June 30, 2026, the Company made four acquisitions for an aggregate purchase price of $1,466, comprised of $926 of cash consideration and $540 of contingent earnouts. These acquisitions are included in the Retail and Specialty segments. The acquisitions were made primarily to expand the Company’s wholesale benefits, employee benefits and property and casualty insurance brokerage services and increase the number of sales professionals.

All acquisitions are accounted for in accordance with ASC 805 Business Combinations. The identifiable assets acquired, and liabilities assumed were recorded at fair value at the date of the acquisitions. Preliminary purchase price allocations are established at the time of the acquisitions and are reviewed within the first year of ownership, upon completion of an external valuation or for other required adjustments. Accordingly, amounts preliminarily allocated to goodwill and other intangible assets may be adjusted. Such amounts may be material and would primarily represent reclassifications between goodwill and other intangible assets.

USI, INC., AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands, except share and per share data)

(Unaudited)

Amounts allocated to tangible and intangible assets from the acquisitions are as follows:

Six Months Ended June 30, 2026
						Total Net
	Date of	Business	Tangible	Expiration	Liabilities	Assets
Name	Acquisition	Segment	Assets	Rights	Assumed	Acquired
Other	Various	Both	$37	$1,437	$(8)	$1,466

Total			$37	$1,437	$(8)	$1,466

Earnout Obligations

Certain acquisitions are structured with contingent purchase price obligations commonly referred to as earnouts. At June 30, 2026, the total undiscounted earnout obligations ranged from $10,994 to $13,088 with a best estimate of $12,096. The discounted liability for earnout obligations on the Consolidated Balance Sheet totaled $11,893 at June 30, 2026.

Acquisition-Related Costs

Acquisition-related costs primarily consist of legal and due diligence expenses and are included in Other operating expenses in the Consolidated Statement of Operations. The Company incurred acquisition-related costs of $246 for the six months ended June 30, 2026.

Divestiture

During the first quarter of 2026, we recognized a gain of $948 in Other non-operating income on the Consolidated Statement of Operations, related to earnouts on the sale of the international business in 2023.

5.	Supplemental Disclosures of Cash Flow Information

The following table represents supplemental cash flow information as well as non-cash investing and financing activities:

Six Months Ended
June 30, 2026
Cash paid for interest and related fees on debt	$137,514
Cash paid for income taxes:
Federal income tax	27,131
State income tax, net	10,372

Total cash paid for income taxes, net	$37,503

Non-cash investing and financing activities:
Estimated acquisition earnout obligations	$540
Accrued fixed asset purchases	1,663
Dividends and dividend equivalents payable	9,312
Dividends reinvested through the dividend reinvestment plan	9,582
Repurchase of shares in exchange for cancellation of employee loans	3,249

USI, INC., AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands, except share and per share data)

(Unaudited)

The following table represents a reconciliation of cash, cash equivalents and restricted cash:

June 30, 2026
Cash and cash equivalents	$220,474
Restricted cash included in Fiduciary assets	200,873

Total cash, cash equivalents, and restricted cash	$421,347

6.	Goodwill and Other Intangible Assets

The following table presents the Company’s changes in goodwill by reportable segment:

	Retail	Specialty	Total
Balance, January 1, 2026	$2,973,814	$781,432	$3,755,246

Balance, June 30, 2026	$2,973,814	$781,432	$3,755,246

Goodwill changes arise from acquisitions, transfers between segments, and purchase accounting adjustments during the first twelve months following the acquisition date.

The Company gave consideration as to whether events or changes in circumstances had occurred since December 31, 2025 that could indicate that the carrying amounts of the Company’s goodwill and other intangible assets may not be recoverable as of June 30, 2026 and concluded that no such events or changes in circumstances had occurred to warrant a change in the assumptions utilized in the December 31, 2025 impairment tests of the Company’s goodwill and other intangible assets.

The Company’s intangible assets by asset class were as follows:

	Gross Carrying	Accumulated	Net Carrying	Weighted-Average
June 30, 2026	Value	Amortization	Value	Amortization Period
Expiration rights	$3,881,775	$(3,043,656)	$838,119	10.4 Years
Covenants not-to-compete	10,329	(9,885)	444	5.0 Years
Other intangibles	15,500	(2,131)	13,369	20.0 Years
Trade names	110,200	—	110,200	Indefinite

Total	$4,017,804	$(3,055,672)	$962,132

The Company’s trade names are deemed to have indefinite lives and, therefore, no amortization has been recorded.

The estimated amortization expense for the Company’s amortizable intangible assets for the next five years and thereafter is as follows:

Year	Amounts
2026 (Remainder)	$185,758
2027	236,744
2028	135,354
2029	116,006
2030	51,318
Thereafter	126,752

Total amortization expense	$851,932

USI, INC., AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands, except share and per share data)

(Unaudited)

7.	Fair Value Measurements

The tables below present the fair value hierarchy for the financial assets and (liabilities) held by the Company:

	June 30, 2026
Assets at fair value:	Level 1	Level 2	Level 3	Total
Cash and cash equivalents	$220,474	$—	$—	$220,474
Fiduciary assets	319,966	—	—	319,966
Deferred compensation assets	—	224,605	—	224,605
Employee loan receivables	—	37,088	—	37,088
Derivative asset	—	927	—	927
Earnouts receivable	—	—	474	474
Liabilities at fair value:
Acquisition earnout obligations	—	—	(11,893)	(11,893)
Deferred compensation liabilities	—	(218,227)	—	(218,227)
Post-employment compensation liability	—	—	(93,805)	(93,805)

Deferred compensation asset values are comprised of the cash surrender values related to underlying company-owned life insurance policies and mutual funds adjusted for market performance. Deferred compensation liabilities include obligations related to the Company’s deferred compensation plan adjusted for market performance. The fair value is obtained based on observable market prices quoted in active markets for similar instruments.

The employee loan receivables have a 5-year principal balloon payment and a floating market interest rate updated annually and their outstanding value approximates market value.

The fair value of acquisition earnout obligations is based on the present value of the expected future payments to be made to the sellers of businesses acquired in accordance with the respective agreements, which is a Level 3 fair value measurement. In determining fair value, the Company uses computations based on financial projections developed by management. The estimated future earnout payments are based on the criteria and performance targets included in each purchase agreement. The earnout liabilities are discounted to present value using a risk-adjusted market rate of 10% for the six months ended June 30, 2026. Changes in the acquired financial projections, assumptions for revenue growth and/or profitability, or the risk-adjusted discount rate, would result in a change in the fair value of recorded earnouts.

The table below presents the changes in fair value for earnout liabilities categorized as Level 3:

Six Months Ended
June 30, 2026
Balance, beginning of period	$15,064
Net change recognized in earnings	955
Net additions	540
Payments	(4,899)
Discount accretion	233

Balance, end of period	$11,893

Movement in total loss relating to instruments held at the reporting date	$913

USI, INC., AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands, except share and per share data)

(Unaudited)

The table below presents the changes in fair value for the post-employment compensation liability categorized as Level 3:

Six Months Ended
June 30, 2026
Balance, beginning of period	$93,722
Net change recognized in earnings	(286)
Payments	(2,361)
Discount accretion	2,730

Balance, end of period	$93,805

8.	Long-Term Debt

The table below presents the Company’s debt obligations:

	Date Issued	Maturity Date	Issuance Amount	June 30, 2026
2024-C Term Loan Facility	September 29, 2023	September 29, 2030	$1,420,000	$1,381,233
2024-D Term Loan Facility	November 22, 2022	November 21, 2029	2,500,000	2,407,431
2023 Senior Notes	December 29, 2023	January 15, 2032	620,000	620,000
Revolving Credit Facility	May 16, 2017	December 21, 2029	—	—

Total debt				4,408,664
Current portion of long-term debt				(38,561)
Term loan and senior notes deferred financing costs				(37,827)
Term loan discount, long-term portion				(21,723)

Long-term debt				$4,310,553

The aggregate maturities of debt obligations as of June 30, 2026 and for each of the next five years are:

	Total	Year One	Year Two	Year Three	Year Four	Year Five	Thereafter
Term Loan Facilities	$3,788,664	$38,561	$38,561	$38,561	$2,347,981	$1,325,000	$—
2023 Senior Notes	620,000	—	—	—	—	—	620,000

Total debt, gross of discount	$4,408,664	$38,561	$38,561	$38,561	$2,347,981	$1,325,000	$620,000

Credit Facilities

The Company entered into a credit agreement dated May 16, 2017 (the “Credit Agreement”) to provide senior secured credit facilities (the “Credit Facilities”) that include an uncommitted incremental facility which, subject to certain conditions, provides for additional term loans and/or revolving loans in an aggregate amount not to exceed the Maximum Incremental Facilities Amount as defined in the Credit Agreement. The obligations under the Credit Facilities are guaranteed by each of its wholly owned domestic restricted subsidiaries. Substantially all of the Company’s assets are pledged as collateral under the Credit Agreement. The Credit Agreement contains certain affirmative and negative covenants. The amounts outstanding under the Credit Agreement are subject to mandatory prepayment under specified circumstances, with a percentage of excess cash flows and certain cash proceeds from asset sales and debt issuances. The Credit Agreement was modified through an amendment dated June 15, 2023, which changed the reference rate from the Adjusted London Interbank Offered Rate (“LIBOR”) to Term Secured Overnight Financing Rate (“Term SOFR”) (as defined in the Credit Agreement).

2024-C Term Loan Facility

On September 29, 2023, the Company amended its Credit Agreement pursuant to a joinder agreement to provide for an incremental senior secured first lien term loan facility aggregating $1,420,000 maturing on September 29, 2030 (the “2023 Term Loan Facility”), consisting of a first funding of $820,000 on September 29, 2023 and a second funding of $600,000 on November 21, 2023. The 2023 Term Loan Facility was issued at a 0.25% discount.

USI, INC., AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands, except share and per share data)

(Unaudited)

During 2024, the Company amended the existing Credit Agreement pursuant to joinder agreements dated May 30, 2024, and December 23, 2024. These amendments established a new senior secured first lien term loan facility (the “2024-C Term Loan Facility”) to refinance the outstanding balance of the 2023 Term Loan Facility.

The 2024-C Term Loan Facility bears interest at an annual rate equal to the Term SOFR rate plus a margin of 2.25%. The 2024-C Term Loan Facility amortizes in quarterly installments in an amount equal to 0.25% of the principal amount with a final balloon payment due at maturity in an amount equal to the remaining principal amount of the loan outstanding on that date. The interest rate on the 2024-C Term Loan Facility was 5.98% at June 30, 2026.

2024-D Term Loan Facility

On November 22, 2022, the Company amended its Credit Agreement pursuant to a joinder agreement to provide for an incremental senior secured first lien term loan facility in an aggregate amount equal to $2,500,000 maturing on November 21, 2029 (the “2022 Term Loan Facility”).

During 2023 and 2024, the Company amended the existing Credit Agreement pursuant to joinder agreements dated December 20, 2023, June 21, 2024, and December 23, 2024. These amendments established a new senior secured first lien term loan facility (the “2024-D Term Loan Facility”) to refinance the outstanding balance of the 2022 Term Loan Facility.

The 2024-D Term Loan Facility bears interest at an annual rate equal to the Term SOFR rate plus a margin of 2.25%. The 2024-D Term Loan Facility amortizes in quarterly installments in an amount equal to 0.25% of the principal amount with a final balloon payment due at maturity in an amount equal to the remaining principal amount of the loan outstanding on that date. The interest rate on the 2024-D Term Loan Facility was 5.98% at June 30, 2026.

Revolving Credit Facility

The Credit Agreement, as amended in July 2021, May 2024, and December 2024, provides a revolving credit line of $400,000 maturing on December 21, 2029, subject to a springing maturity date of August 22, 2029 if an aggregate principal amount of more than $500,000 of the 2024-D Term Loan Facility is outstanding as of such date (the “Revolving Credit Facility”). The Revolving Credit Facility includes sub-limits for letters of credit and swing-line sub-facilities.

The Revolving Credit Facility bears interest at an annual rate equal to the Term SOFR rate, subject to a floor of 0.00%, plus an applicable margin ranging between 1.75% and 2.25%. The applicable margin is determined depending on certain first lien secured debt ratios as defined in the Credit Agreement. The Company also pays a commitment fee on the unused portion of the Revolving Credit Facility and certain fees for letters of credit issued. At June 30, 2026, the Company had no outstanding balance under the Revolving Credit Facility. At June 30, 2026, the Company had two letters of credit issued and outstanding totaling $1,110 under the Revolving Credit Facility.

The Revolving Credit Facility contains financial covenant requirements to be tested quarterly only if the sum of (a) the aggregate principal amount of all Revolving Credit Loans and Swingline Loans plus (b) the aggregate Letter of Credit Obligations (other than (i) Cash Collateralized Letters of Credit and (ii) Letters of Credit, the aggregate Stated Amount of which do not exceed $20,000), exceeds 35.0% of the amount of the Total Revolving Credit Commitment (“Revolver”) (which is currently an amount equal to $140,000). If the financial covenant is in effect, as of the last day of any fiscal quarter for which the financial covenant is in effect, the Consolidated First Lien Secured Debt to Consolidated EBITDA Ratio may not exceed 8.00:1.00. At June 30, 2026, the Company was in compliance with these covenants.

2023 Senior Notes

On December 29, 2023, USI issued $620,000 aggregate principal amount of Notes (the “2023 Senior Notes”) under an Indenture (the “Indenture”). The 2023 Senior Notes are fully and unconditionally guaranteed by each of the Company’s wholly owned domestic restricted subsidiaries that is a guarantor under the senior secured Credit Agreement. The 2023 Senior Notes are effectively subordinated to all USI’s secured obligations and rank senior in right of payment to all existing and future subordinated indebtedness of USI. The proceeds from the 2023 Senior Notes were used to redeem the Company’s $615,000 aggregate principal amount of 6.875% senior notes issued in April 2017 due May 1, 2025 (the “2017 Senior Notes”).

The 2023 Senior Notes will mature in 2032 and bear interest at a rate of 7.50% per annum, payable semiannually in arrears on January 15 and July 15 of each year, which began on July 15, 2024. The Company may redeem the 2023 Senior Notes at its option, in whole or in part, at a redemption price equal to 103.75% of the principal amount commencing 2027, 101.88% of the principal amount commencing 2028, and 100% of the principal amount commencing 2029, plus accrued and unpaid interest up to, but excluding the redemption date.

USI, INC., AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands, except share and per share data)

(Unaudited)

The Indenture contains covenants that, among other things, limit the Company’s ability to create liens on assets and restrict the Company’s ability to consolidate, merge or sell its assets. The Indenture also provides for customary events of default (subject in certain cases to customary grace and cure periods), which include nonpayment, breach of covenants in the Indenture and certain events of bankruptcy and insolvency. The Company was in compliance with these covenants at June 30, 2026.

Interest Rate Swap

The Company was a party to an interest rate swap agreement covering a notional amount of $700,000 of its floating rate debt that effectively converted the interest rate exposure from a 90-day Term SOFR rate to a fixed rate of 3.63% subject to a 0.50% floor through the maturity date of March 31, 2026. During 2026 through the maturity date of March 31, 2026, the Company recognized a gain of $1, consisting of a realized gain of $73 and an unrealized loss of $72, in Interest expense in the Consolidated Statement of Operations.

Interest Rate Collar

In March 2025, the Company entered into an interest rate collar agreement covering a notional amount of $525,000 with an interest rate cap of 4.79% and a floor of 3.00% (subject to a 0.50% minimum floor), with a maturity date of March 31, 2029.

In March 2026, the Company entered into an interest rate collar agreement covering a notional amount of $475,000 with an interest rate cap of 4.80% and a floor of 2.81%, with a maturity date of March 31, 2030.

For the six months ended June 30, 2026, the Company recognized an unrealized gain of $3,161 in Interest expense in the Consolidated Statement of Operations. At June 30, 2026 the Company had a current derivative asset of $153 in Other current assets and a non-current derivative asset of $774 in Other assets on the Consolidated Balance Sheet.

9.	Leases

All of the Company’s operating lease right-of-use assets and operating lease liabilities represent real estate leases for office space used to conduct the Company’s business.

Lease costs for operating leases consists of the lease payments, inclusive of lease incentives, and are recognized on a straight-line basis over the lease term. Included in lease expense are any variable lease payments incurred in the period that were not included in the initial lease liability. Lease costs are included in Other operating expenses in the Consolidated Statement of Operations.

The following table represents components of lease cost for operating leases:

Six Months Ended
June 30, 2026
Lease cost	$19,270
Variable lease cost	5,554
Short-term lease cost	1,821
Lease impairments & adjustments	700

Operating lease cost	27,345
Sublease income	(1,211)

Total lease cost, net	$26,134

Supplemental cash flow information related to leases:

Six Months Ended
June 30, 2026
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows from operating leases	$21,467
Right-of-use assets obtained in exchange for operating leases liabilities	7,779

USI, INC., AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands, except share and per share data)

(Unaudited)

Supplemental balance sheet information related to leases was as follows:

June 30, 2026
Assets:
Operating lease right-of-use assets	$115,391

Total assets	$115,391

Liabilities:
Accrued expenses - current portion of operating lease liabilities	$32,664
Long-term operating lease liabilities	98,482

Total liabilities	$131,146

Weighted average remaining lease term in years - operating leases	4.3 years
Weighted average discount rate - operating leases	3.02%

The maturity analysis of the lease liabilities by fiscal year at June 30, 2026 for the Company’s operating leases are as follows:

Year	Amounts
2026 (Remainder)	$16,765
2027	38,070
2028	29,994
2029	22,624
2030	17,353
Thereafter	16,370

Total undiscounted future lease payments	141,176
Less: Imputed interest	(10,030)

Present value of lease payments	$131,146

As of June 30, 2026, there were leases that have not yet commenced that have been signed by the Company with future lease commitments totaling $23,321.

10.	Stockholder’s Equity

At June 30, 2026, the authorized capital stock under the Company’s Amended and Restated Certificate of Incorporation was 1,000 shares, all of which were voting common stock, par value $0.01 per share, of which 100 shares were outstanding.

At June 30, 2026, the authorized capital stock under the Parent’s Amended and Restated Certificate of Incorporation was 500,000,000 shares, with a par value of $0.01 per share. At June 30, 2026, 204,914,352 of the Parent’s shares were outstanding, which included 203,795,727 of common shares and 1,118,625 of unvested restricted shares.

At June 30, 2026, the estimated fair value of the Parent’s common stock was $43.00 per share. The estimated fair value analysis, which includes assumptions such as projected earnings, market multiples, and peer comparison, was prepared by management.

On May 6, 2022, the Company launched the U Exchange program (“U Exchange”) which is designed to (i) provide active and retired employee shareholders of the Parent with liquidity opportunities to have a portion of their shares repurchased by the Parent; and (ii) provide eligible employees, primarily accredited investors, an opportunity to purchase initial or additional shares of the Parent. The U Exchange program is expected to be an annual buy/sell program with the primary exchange window opening in the second quarter each year. The U Exchange program has minimum and maximum limits and is subject to annual approval by the USI Advantage Corp.’s Board of Directors (“Board”). During 2026, the Board approved purchase only windows quarterly. Net buybacks during the open period in 2026 totaled $35,490.

On May 6, 2022, the Company announced the U Direct program (“U Direct”), which is designed to provide existing U.S.-based employee shareholders of the Parent with an alternative liquidity option in the form of a loan. Loans will be on a recourse basis, secured by the shares of the Parent’s common stock owned by the employee borrower, beneficially or otherwise. The borrower will also have personal liability for the repayment. The U Direct program excludes all stock options (whether vested or unvested) and unvested restricted shares. If an employee borrower defaults on any payment obligations, the Company may call the loan and repurchase the

USI, INC., AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands, except share and per share data)

(Unaudited)

necessary shares at the current fair value to satisfy the principal amount plus accrued interest. Interest rates will be set by the Company at a level that will cover the Company’s cost of borrowing. Loans feature bi-weekly interest-only payments with a balloon payment due at maturity. Loans will be repayable on the earlier of the 5th anniversary of the loan date or 90 days after the employee borrower’s termination of employment. Employee borrowers may repay the loan at any time without a prepayment penalty. The Company anticipates U Direct will be an annual program with the window opening in the third quarter each year. Separately, the Company has issued a limited number of loans on similar terms, with interest deferred until maturity. The current interest rate is 6.23%. As of June 30, 2026, the total outstanding loan balances were $37,088, and interest receivable was $607. These balances are included in Other assets in the Consolidated Balance Sheet. Total interest income recognized was $1,290 for the six months ended June 30, 2026 and is included in Other income on the Consolidated Statement of Operations.

The Sponsors and certain other investors have entered into a Stockholders Agreement, dated May 16, 2017, as amended, which contains agreements among the parties with respect to, among other things, governance rights, restrictions on the transfer of shares held by the Sponsors and certain registration rights with respect to such shares.

KKR, La Caisse and certain members of the Company’s management who have invested in the Parent (the “Management Stockholders”), have entered into a Management Stockholders’ Agreement, dated May 16, 2017, which contains agreements among the parties with respect to, among other things, restrictions on the transfer of shares held by the Management Stockholders and certain registration rights with respect to such shares.

Dividends and Dividend Equivalents

In February and May 2026, the Board approved a quarterly cash dividend and cash dividend equivalent of $0.50 per share. The Board also approved a Dividend Reinvestment Plan (the “DRIP”) which allows eligible employee shareholders and certain of their affiliates to reinvest cash dividends. The declaration and payment of future quarterly dividends remain at the discretion of the Board and may be adjusted as business needs or market conditions change.

The Parent’s restricted shares are entitled to dividend rights of common shares except that dividends for restricted shares shall be withheld until such time as the restricted shares vest. Stock options are entitled to dividend equivalents in the amount equal to dividends declared on common shares, which are payable if, and only to the extent the underlying option vests.

The Company made dividend and dividend equivalent payments totaling $211,466, with $9,582 reinvested under the DRIP. At June 30, 2026, the Company had current dividend and dividend equivalent payables of $1,098 in Other current liabilities and non-current dividend and dividend equivalent payables of $8,214 in Other liabilities on the Consolidated Balance Sheet.

On August 5, 2026, the Board declared (i) an ordinary cash dividend of $0.50 per share on all issued and outstanding shares of common and restricted stock to shareholders of record as of the close of business on August 6, 2026 (the “Dividend Record Date”) and (ii) a cash dividend equivalent of $0.50 per options outstanding on the Dividend Record Date. The cash dividend and cash dividend equivalent is payable on or about August 21, 2026, except that the cash dividend on unvested restricted shares and the cash dividend equivalent on unvested stock options will each be payable promptly following vesting.

11.	Stock-Based Compensation

Restricted Shares

The Company offers restricted shares of common stock of the Parent to sales professionals and certain employees to enable the Company to obtain and retain the services of these individuals (the “Peak Program”). Eligibility criteria for these awards are established annually. Shares cliff vest after a period of five years and there is a qualified retirement provision that allows the shares granted to continue to vest after retirement. The service period for which the expense is recognized is from grant date to issuance date. At June 30, 2026, the shares outstanding under the Peak Program were 784,001.

Included within the Peak Program, the Company offers restricted shares to eligible new sales professionals. Shares cliff vest after a period of five years and there is no qualified retirement provision associated with these shares. The service period for which the expense is recognized is from grant date to vesting date. As of June 30, 2026, the shares outstanding under the Peak Program to eligible new sales professionals were 169,185.

On June 9, 2022, the Company announced a share program for non-sales employees tied to annual awards for performance (the “Summit Share Program”). The Company has an annual USI Summit Awards program, which recognizes select non-producer employees for exceptional client service. Under the Summit Share Program, employees are granted restricted shares of common stock of the Parent

USI, INC., AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands, except share and per share data)

(Unaudited)

for winning a USI Summit Award three times, five times and ten times. Shares cliff vest after a period of five years and there is a qualified retirement provision that allows the shares granted to continue to vest after retirement. The service period for which the expense is recognized is from grant date to issuance date. At June 30, 2026, the shares outstanding under the Summit Share Program were 165,439.

The total expense recorded for restricted shares was $4,030 for the six months ended June 30, 2026.

Stock Options

At June 30, 2026, the maximum number of options authorized for issuance under the Equity Incentive Plan (“Plan”) was approximately 31,900,000. At June 30, 2026, options outstanding under the plan were 24,206,223 of which 8,400,206 were unvested. Options vest over a five-year period with a combination of cliff vesting and graded vesting provisions. The options range in strike price from $10.00 to $43.00. Compensation expense is being recognized for all options on a straight-line basis over the estimated service period. The total expense recorded for option awards was $8,101 for the six months ended June 30, 2026. The unrecognized expense for options outstanding at June 30, 2026 was $47,376.

12.	Income Taxes

The Company historically applies an estimated annual effective tax rate to calculate its interim income tax provision. For the six months ended June 30, 2026, the Company calculated its income tax provision based on the year-to-date actual effective tax rate due to the presence of significant discrete items.

The consolidated effective federal and state tax rate was 197.5% for the six months ended June 30, 2026. The Company’s effective rate is higher than the federal statutory rate of 21.0% primarily due to the tax effect of a valuation allowance recorded against deferred tax assets and other discrete items. The Consolidated Balance Sheet at June 30, 2026 include federal and state income taxes payable of $0, in Other current liabilities. The Consolidated Balance Sheet at June 30, 2026 include net tax prepayments of $16,184 in Other current assets.

13.	Commitments and Contingencies

Legal Matters

The Company is subject to various claims, lawsuits and proceedings that arise in the normal course of business. These matters principally consist of alleged errors and omissions in connection with the placement of insurance and rendering administrative or consulting services and are generally covered in whole or in part by insurance. The Company does not believe it is a party to any claims, lawsuits or legal proceedings that will have a material adverse effect on its consolidated financial condition and results of operations. Where it is determined, in consultation with internal and external counsel that are handling the Company’s defense in these matters and based upon a combination of litigation and settlement strategies, that a loss is probable and estimable in a given matter, the Company establishes an accrual. In all pending litigation matters, the Company believes it has accrued adequate reserves. The Company continuously monitors any proceedings as they develop and adjusts its accruals and disclosures as needed.

14.	Segment Information

The Company has identified two reportable segments: Retail and Specialty.

The Retail segment offers property and casualty insurance, group health, life and disability insurance. The Retail segment generates revenues through commissions paid by insurance underwriters and through fees charged to its clients. The Company’s brokers, agents and administrators act as intermediaries between insurers and their customers, and the Company does not assume underwriting risks.

The Specialty segment offers programs, wholesale, associations, retirement products and consulting services and employee benefit wholesale products. Revenues are generated through commissions paid by insurance underwriters and through fees paid by clients on a negotiated per-claim or per-service fee basis.

Corporate includes expenses related to corporate management, human resources, legal, capital planning, information technology and finance that are not included in assessing segment performance but are included in reported consolidated results. Corporate also holds the Company’s debt. The information presented below shows the results of operations for the two reportable segments and Corporate as a reconciliation to consolidated amounts.

USI, INC., AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands, except share and per share data)

(Unaudited)

The Company’s Chief Executive Officer, as the Company’s Chief Operating Decision Maker, regularly evaluates segment performance and makes resource allocation decisions based on segment revenue and operating margin.

	Six Months Ended June 30, 2026
Revenues:	Retail	Specialty	Corporate	Total
Net commissions and fees	$1,073,768	$263,658	$—	$1,337,426
Contingents and supplementals	141,091	9,315	—	150,406
Other income	19,127	1,821	20,154	41,102

Total revenues	1,233,986	274,794	20,154	1,528,934
Expenses (income):
Compensation and employee benefits	787,395	174,354	39,788	1,001,537
Acquisition-related retention and buydown bonuses	2,893	238	5	3,136
Stock-based compensation	8,580	710	2,841	12,131
Other operating expenses	105,760	28,089	16,423	150,272
Amortization of intangible assets	145,799	39,978	—	185,777
Depreciation	12,034	3,689	424	16,147
Earnout adjustments and accretion of discount	496	692	—	1,188
Interest expense	—	—	142,751	142,751
Other non-operating (income) expense	(750)	(948)	1,317	(381)

Total expenses	1,062,207	246,802	203,549	1,512,558

Income (loss) before income taxes	$171,779	$27,992	$(183,395)	$16,376

Total assets at June 30, 2026	$5,314,778	$1,459,426	$482,044	$7,256,248

15.	Subsequent Events

The Company has evaluated all events subsequent to June 30, 2026, through August 21, 2026, the date the Company’s Consolidated Financial Statements were reissued. There were no subsequent events requiring recognition or disclosure in the financial statements, other than those already disclosed.